Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL AND OPERATING RESULTS

EL DORADO, Arkansas, January 27, 2016 – Murphy Oil Corporation (NYSE: MUR) today announced its preliminary financial and operating results for the fourth quarter and full-year ended December 31, 2015, including a net loss of $587.1 million, or $3.41 per diluted share during the quarter. The net loss during the fourth quarter includes a non-cash impairment of oil and natural gas properties of $192.2 million, or $123.5 million net of tax, deepwater rig contract exit costs of $282.0 million, or $183.3 million net of tax, and recognition of a U.S. deferred tax charge of $188.5 million associated with a distribution from a foreign subsidiary. Details are provided in the fourth quarter financial results section below.

Operating and financial highlights for the quarter and full-year 2015 include:

•	Produced volumes of 200,753 boepd in the fourth quarter and 207,903 boepd for full-year 2015
•	Spent $2.19 billion capital in 2015, $0.11 billion below guidance of $2.3 billion
•	Recorded total proved reserve replacement of 123 percent in 2015, including 10 percent Malaysian sell-down in first quarter 2015
•	Achieved first production at Dalmatian South #2 in the Gulf of Mexico
•	Delivered 136 Eagle Ford Shale wells during 2015, with 648 operated wells at year-end
•	Reduced lease operating expense per barrel by over 18 percent year-over-year
•	Lowered G&A expense by approximately 16 percent year-over-year

FOURTH QUARTER FINANCIAL RESULTS

The net loss of $587.1 million, or $3.41 per diluted share, includes a non-cash impairment of oil and natural gas properties of $192.2 million, or $123.5 million net of taxes, as a result of further declines in market prices for future production since the end of third quarter. The non-cash property impairment primarily occurred at oil and natural gas fields in the deepwater Gulf of

Mexico. The net loss also includes deepwater rig contract exit costs of $282.0 million, or $183.3 million net of taxes. The two deepwater rigs that were under contract in the Gulf of Mexico were stacked before their contract expiration dates and the remaining obligations owed in 2016 under the contracts were expensed in 2015. The rigs were stacked due to a severe drop in commodity prices causing Murphy to plan for a significantly lower capital spending program in 2016, lack of partner support for continued drilling and no available farm-out opportunities. The net loss also includes recognition of a U.S. deferred tax charge of $188.5 million associated with a $2.0 billion distribution from a foreign subsidiary to the parent in December 2015. The distribution was paid in the form of $800.0 million in cash and the remainder through a 10 year note.

The net loss from continuing operations in the fourth quarter of 2015 was $583.2 million, or $3.39 per diluted share. The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $130.5 million, or $0.76 per diluted share in the fourth quarter of 2015. The company realized a hedging gain of $36.8 million before tax from settled crude oil contracts and natural gas forward sales in the fourth quarter of 2015. Details for fourth quarter can be found in the attached schedules.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations in the fourth quarter 2015 totaled a negative $122.0 million, or $6.41 per barrel of oil equivalent (boe) sold, inclusive of the impact of the aforementioned $282.0 million in deepwater rig exit costs. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) in the fourth quarter 2015 totaled $97.1 million, or $5.10 per boe sold. Both EBITDA and EBITDAX were significantly impacted by a greater than 42 percent reduction in Brent and West Texas Intermediate (WTI) oil prices between the comparative periods and the cost to exit two deepwater rig contracts in the Gulf of Mexico. Details for fourth quarter EBITDA and EBITDAX can be found in the attached schedules.

Fourth quarter 2015 production averaged nearly 200,800 barrels of oil equivalent per day (boepd), slightly ahead of our 199,000 boepd guidance, primarily due to higher natural gas production from the Montney area in Western Canada and higher production in Malaysia for Sarawak natural gas. Details for fourth quarter production can be found in the attached schedules.

“Despite a major decline in oil prices, 2015 was a good year operationally for Murphy. We increased our proved reserves even with the inclusion of the 10 percent sell-down of our

Malaysian assets. The company’s year-end 2015 reserves to production ratio is 10.2, up from 9.2 a year ago. Our base production and type curves onshore in the Eagle Ford Shale and Montney continue to show strong performance to our original plans. Furthermore, service costs continue to decrease in the current commodity price environment,” stated Roger W. Jenkins, President and Chief Executive Officer. “We remain focused on driving down operating and G&A costs across all segments of our business. The cost reductions better position the company to weather the anticipated ‘lower-for-longer’ commodity price environment.”

2015 FINANCIAL RESULTS

For the year-ended December 31, 2015, Murphy reported a net loss of $2,270.8 million, or $13.03 per diluted share which includes non-cash impairments of oil and natural gas properties totaling $2,493.2 million, or $1,660.0 million net of taxes. The property impairments occurred at the Seal heavy oil field in Western Canada, and oil and natural gas fields offshore Malaysia and deepwater Gulf of Mexico. The net loss also includes deepwater rig contract exit costs of $282.0 million, or $183.3 million net of taxes, and recognition of a U.S. deferred tax charge of $188.5 million associated with a distribution from a foreign subsidiary. Details on these adjustments are detailed in the fourth quarter financial results section. The company realized a hedging gain of $79.4 million before tax from settled crude oil contracts and natural gas forward sales in the full-year 2015.

The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, for the year-ended December 31, 2015 of $536.7 million, or $3.08 per diluted share.

EBITDA from continuing operations for the full-year 2015 totaled $948.1 million, or $12.38 per boe sold. EBITDAX for the same period totaled $1,419.0 million, or $18.53 per boe sold. Both EBITDA and EBITDAX were greatly impacted by a 47 percent decrease in Brent and WTI oil prices between the comparative periods and the deepwater rig contract exit costs. Details for year-to-date EBITDA and EBITDAX can be found in the attached schedules.

Production for the full-year 2015 averaged 207,903 boepd. Details for 2015 production can be found in the attached schedules.

OVERHEAD COST REDUCTIONS

Management has taken a proactive approach towards improving Murphy’s efficiency and structure in direct response to the low commodity price environment. Over the course of 2015,

the company announced and implemented key organizational changes including lowering staffing levels by over 20 percent and decreasing G&A expense by approximately 16 percent from 2014 levels, or $57.3 million. Full year benefits from these actions will be realized in 2016.

REGIONAL OPERATIONS SUMMARY

North American Onshore

Eagle Ford Shale – Production in the fourth quarter of 2015 averaged over 57,000 boepd with 27 operated wells brought online. Full-year 2015 production averaged over 61,200 boepd with 136 operated wells brought online.

Montney – Murphy produced over 202 million cubic feet per day (MMcfd) of natural gas in the fourth quarter 2015 and almost 194 MMcfd for the full-year. Well performance continues to exceed expectations due to new completion techniques.

Offshore

Malaysia – Sarawak natural gas production in the fourth quarter was 134 MMcfd supported by strong natural gas nominations and liquids production for all of Malaysia averaged approximately 38,000 bopd. Full-year 2015 production from Sarawak was over 121 MMcfd and liquids production for all of Malaysia was near 41,400 bopd. The Murphy operated Senyum well failed to encounter commercial quantities of hydrocarbons and was expensed as a dry hole during the quarter at a cost of $12.3 million.

Brunei – The Keratau well offshore Brunei was drilled and completed early in the fourth quarter. The well found commercial hydrocarbons in line with pre-drill estimates, thereby adding to our resources in the Kelidang field.

Gulf of Mexico – Production for the fourth quarter of 2015 was approximately 21,300 boepd with 71 percent liquids. Full-year 2015 production was nearly 24,000 boepd with 66 percent liquids.

The Dalmatian South #2 was spud during the third quarter and drilling was completed early in the fourth quarter. The well found commercial hydrocarbons in two separate zones and began producing in the fourth quarter.

Development work at the non-operated Kodiak project continues, where the first of two wells has been drilled and completed and fabrication of topside facilities is underway. First production at Kodiak is expected during the first quarter of 2016.

As previously announced, the Solomon non-operated well and the operated Thunder Bird sidetrack were both plugged and abandoned. Included in dry hole expense is $53.4 million related to the Solomon well and $107.9 million related to the Thunder Bird operations, including $19.3 million related to the original well drilled in a prior year.

LIQUIDITY AT QUARTER-END

Exclusive of capital lease obligations, Murphy had $2.83 billion of outstanding debt, consisting of $2.25 billion of long-term, fixed-rate bonds with a weighted average maturity of 9.4 years and a weighted average coupon of 4.07 percent. There was $600.0 million drawn on the $2.0 billion revolving credit facility at year end 2015. In addition, the company had cash and liquid invested securities totaling $456.0 million.

2016 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE

Murphy is planning 2016 capital expenditures for operations to be $825.0 million, which is approximately 62 percent lower than the $2.19 billion spent in 2015. Approximately, 45 percent will be allocated toward offshore, 41 percent will be allocated toward the Eagle Ford Shale and 14 percent will be allocated toward Canada onshore. At this time, the capital program for 2016 remains under review for additional downward revisions should lower commodity prices persist.

Production for the first quarter 2016 is estimated in the range of 190,000 – 194,000 boepd with full-year 2016 production to be in the range of 180,000 to 185,000 boepd. Guidance can be found in the attached schedules.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR JANUARY 28, 2016

Murphy will host a conference call to discuss fourth quarter 2015 results on Thursday, January 28, 2016, at 1:00 p.m. EST. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing 1-888-631-5929. The telephone reservation number for the call is 753454. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through February 11, 2016, by calling 1-888-203-1112 and referencing reservation number 753454. A replay of the conference call will also be available on the Murphy website at http://ir.murphyoilcorp.com.

FINANCIAL DATA

Summary financial data and operating statistics for the fourth quarter and full-year of 2015 with comparisons to 2014 are contained in the following tables. Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and a schedule comparing EBITDA between periods are included with these tables as well as guidance for the first quarter.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company, with preliminary proved reserves of 774 million barrels of oil equivalent at year-end 2015. The Company's diverse resources base includes offshore production in Southeast Asia, Canada and Gulf of Mexico, as well as, North American onshore plays in the Eagle Ford Shale and Montney.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “targets”, “expectations”, “plans”, “forecasts”, “projections” and other comparable terminology often identify forward-looking statements. These statements, which express management’s current views concerning future events or results are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy, adverse developments in Murphy business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards.  For further discussion of risk factors, see Murphy’s 2014 Annual Report on Form 10-K, on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP MEASURES

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation's overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see the attached schedules for reconciliations of the differences between non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION

The Securities and Exchange Commission (SEC) requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this news release, such as “resource”, “gross resource”, “recoverable resource”, “net risked PMEAN resource”, “recoverable oil”, “resource base”, “EUR or estimated ultimate recovery” and similar terms that the SEC’s rules strictly prohibit us from including in filings with the SEC. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company's probable and possible reserves in our filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation's offices or website at http://ir.murphyoilcorp.com.

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Thousands of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues	$658,094	1,407,626	3,033,080	5,476,084

Costs and expenses
Lease operating expenses	188,570	276,250	832,306	1,089,888
Severance and ad valorem taxes	11,694	23,422	65,794	107,215
Exploration expenses	219,083	122,889	470,924	513,600
Selling and general expenses	68,729	94,018	306,663	364,004
Depreciation, depletion and amortization	301,701	551,854	1,619,824	1,906,247
Accretion of asset retirement obligations	13,228	13,786	48,665	50,778
Impairment of assets	192,182	51,314	2,493,156	51,314
Deepwater rig contract exit costs	282,001	–	282,001	–
Interest expense	32,720	34,799	124,665	136,424
Interest capitalized	(2,218)	(1,361)	(7,290)	(20,605)
Other expense	(3,170)	23,651	78,634	24,949
	1,304,520	1,190,622	6,315,342	4,223,814

Income (loss) from continuing operations before income taxes	(646,426)	217,004	(3,282,262)	1,252,270
Income tax expense (benefit)	(63,192)	(224,958)	(1,026,490)	227,297
Income (loss) from continuing operations	(583,234)	441,962	(2,255,772)	1,024,973
Loss from discontinued operations, net of income taxes	(3,898)	(66,723)	(15,061)	(119,362)

Net income (loss)	$(587,132)	375,239	(2,270,833)	905,611

Income (loss) per Common share – Basic
Continuing operations	$(3.39)	2.49	(12.94)	5.73
Discontinued operations	(0.02)	(0.38)	(0.09)	(0.67)
Net income (loss)	$(3.41)	2.11	(13.03)	5.06

Income (loss) per Common share – Diluted
Continuing operations	$(3.39)	2.48	(12.94)	5.69
Discontinued operations	(0.02)	(0.37)	(0.09)	(0.66)
Net income (loss)	$(3.41)	2.11	(13.03)	5.03

Cash dividends per Common share	$0.35	0.35	1.40	1.325

Average Common shares outstanding (thousands)
Basic	172,031	177,497	174,351	178,853
Diluted	172,031	178,414	174,351	180,071

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(Thousands of dollars)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating Activities
Net income (loss)	$(587,132)	375,238	(2,270,833)	905,611
Adjustments to reconcile net income (loss) to net cash provided by continuing operations activities:
Loss from discontinued operations	3,898	66,723	15,061	119,362
Depreciation, depletion and amortization	301,701	551,854	1,619,824	1,906,247
Impairment of assets	192,182	51,314	2,493,156	51,314
Amortization of deferred major repair costs	1,846	1,955	7,296	8,345
Dry hole costs	176,386	66,379	296,845	269,986
Amortization of undeveloped leases	12,981	18,693	75,312	74,438
Accretion of asset retirement obligations	13,228	13,786	48,665	50,778
Deferred and noncurrent income tax benefits	(2,910)	(235,472)	(978,030)	(170,915)
Pretax (gains) losses from disposition of assets	28	(144,033)	(154,155)	(138,903)
Net (increase) decrease in operating working capital	(61,962)	(10,669)	35,064	(3,729)
Other operating activities, net	36,596	(41,426)	(4,836)	(23,895)
Net cash provided by continuing operations activities	86,842	714,342	1,183,369	3,048,639

Investing Activities
Property additions and dry hole costs	(574,667)	(872,759)	(2,549,736)	(3,679,464)
Proceeds from sales of property, plant and equipment	69	1,463,908	423,911	1,467,046
Purchases of investment securities*	(46,536)	(313,639)	(911,787)	(986,328)
Proceeds from maturity of investment securities*	276,745	312,516	1,129,139	899,857
Other investing activities, net	5,890	304	(13,648)	(18,929)
Net cash required by investing activities	(338,499)	590,330	(1,922,121)	(2,317,818)

Financing Activities
Borrowings (repayments) of debt	(285,000)	(950,000)	150,000	100,000
Repayment of capital lease obligation	(3,278)	(25,265)	(10,434)	(25,265)
Purchase of treasury stock	–	–	(250,000)	(375,000)
Withholding tax on stock-based incentive awards	–	–	(8,976)	(6,786)
Cash dividends paid	(60,209)	(62,123)	(244,998)	(236,371)
Other financing activities, net	–	96	(153)	(1,288)
Net cash required by financing activities	(348,487)	(1,037,292)	(364,561)	(544,710)

Cash Flows from Discontinued Operations
Operating activities	(10,139)	44,411	(15,005)	(39,563)
Investing activities	(29)	211,642	5,314	199,541
Changes in cash included in current assets held for sale	12,811	(2,904)	192,585	100,790
Net increase in cash and cash equivalents of discontinued operations	2,643	253,149	182,894	260,768
Effect of exchange rate changes on cash and cash equivalents	2,018	(1,242)	10,294	(3,726)

Net increase (decrease) in cash and cash equivalents	(595,483)	519,287	(910,125)	443,153
Cash and cash equivalents at beginning of period	878,666	674,021	1,193,308	750,155

Cash and cash equivalents at end of period	$283,183	1,193,308	283,183	1,193,308

*Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of  acquisition.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED EARNINGS (LOSS)
(Unaudited)
(Millions of dollars, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$(587.1)	375.2	(2,270.8)	905.6
Discontinued operations loss	3.9	66.8	15.0	119.4
Income (loss) from continuing operations	(583.2)	442.0	(2,255.8)	1,025.0
Deepwater rig contract exit costs	183.3	–	183.3	–
Deferred tax on distributed foreign earnings	188.5	–	188.5	–
Mark-to-market (gains) losses on crude oil derivative contracts	(22.0)	4.0	(37.7)	(0.3)
Foreign exchange gains	(3.7)	(40.9)	(86.7)	(39.9)
Impairment of assets	123.5	46.3	1,660.0	46.3
Tax benefits on investments in foreign areas	(16.9)	(120.6)	(16.9)	(154.9)
Gain on sale of interest in Malaysia (10% in 2015, 20% in 2014)	–	(321.4)	(218.8)	(321.4)
Environmental provisions	–	–	35.8	–
Increase in Alberta corporate tax rate	–	–	23.8	–
Decrease in Malaysia corporate tax rate on certain fields	–	–	(21.8)	–
Restructuring charges	–	–	14.1	–
Oil Insurance Limited dividend	–	–	(4.5)	(3.3)
Write-off of previously suspended exploration wells	–	59.6	–	59.6
Adjusted earnings (loss)	$(130.5)	69.0	(536.7)	611.1
Adjusted earnings (loss) per diluted share	$(0.76)	0.39	(3.08)	3.39

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income (loss) to Adjusted earnings (loss).  Adjusted earnings (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted earnings (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net income (loss) and Adjusted earnings (loss) are presented net of applicable income taxes.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS (LOSS) BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015		2014	2015		2014
Income (loss) from continuing operations	$(583.2)		442.0	(2,255.8)		1,025.0
Income tax expense (benefit)	(63.2)		(225.0)	(1,026.5)		227.3
Interest expense	32.7		34.8	124.7		136.4
Interest capitalized	(2.2)		(1.4)	(7.3)		(20.6)
Depreciation, depletion and amortization expense	301.7		551.9	1,619.8		1,906.2
Impairment of assets	192.2		51.3	2,493.2		51.3
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)	$(122.0)	1	853.6	948.1	1,2	3,325.6	2

Total barrels of oil equivalents sold from continuing operations (thousands of barrels)	19,044.4		23,199.6	76,580.3		81,914.8

EBITDA per barrel of oil equivalents sold	$(6.41)		36.79	12.38		40.60

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings (loss) before interest, taxes, depreciation, impairments and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

1 Includes $282.0 million pre-tax charge related to exit of deepwater drilling rig contracts.

2 Includes 155.1 million pre-tax gain on sale of 10% interest in Malaysia in the twelve month period of 2015 and $144.8 million pre-tax gain on sale of 20% interest in Malaysia in the twelve month 2014 period.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND EXPLORATION (EBITDAX)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015		2014	2015		2014
Income (loss) from continuing operations	$(583.2)		442.0	(2,255.8)		1,025.0
Income tax expense (benefit)	(63.2)		(225.0)	(1,026.5)		227.3
Interest expense	32.7		34.8	124.7		136.4
Interest capitalized	(2.2)		(1.4)	(7.3)		(20.6)
Depreciation, depletion and amortization expense	301.7		551.9	1,619.8		1,906.2
Impairment of assets	192.2		51.3	2,493.2		51.3
Exploration expense	219.1		122.9	470.9		513.6
Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX)	$97.1	[1]	976.5	1,419.0	[1,2]	3,839.2	2

Total barrels of oil equivalents sold from continuing operations (thousands of barrels)	19,044.4		23,199.6	76,580.3		81,914.8

EBITDAX per barrel of oil equivalents sold	$5.10		42.09	18.53		46.87

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings before interest, taxes, depreciation, impairments, amortization and exploration (EBITDAX).  Management believes EBITDAX is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

1 Includes $282.0 million pre-tax charge related to exit of deepwater drilling rig contracts.

2 Includes 155.1 million pre-tax gain on sale of 10% interest in Malaysia in the twelve month period of 2015 and $144.8 million pre-tax gain on sale of 20% interest in Malaysia in the twelve month 2014 period.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)
(Millions of dollars)

	Three Months Ended		Three Months Ended
	December 31, 2015		December 31, 2014
	Revenues	Income (loss)	Revenues	Income (loss)
Exploration and production
United States	$298.6	(397.6)	535.9	51.8
Canada	121.2	(5.7)	236.8	(4.4)
Malaysia	233.9	48.8	591.3	413.7
Other	–	(27.8)	(1.1)	5.9
Total exploration and production	653.7	(382.3)	1,362.9	467.0
Corporate and other	4.4	(200.9)	44.8	(25.0)
Revenue/income (loss) from continuing operations	658.1	(583.2)	1,407.7	442.0
Discontinued operations, net of tax	–	(3.9)	–	(66.7)
Total revenues/net income (loss)	$658.1	(587.1)	1,407.7	375.3

	Twelve Months Ended		Twelve Months Ended
	December 31, 2015		December 31, 2014
	Revenues	Income (loss)	Revenues	Income (loss)
Exploration and production
United States	$1,253.6	(615.7)	2,196.4	387.1
Canada	549.7	(583.4)	1,044.1	156.5
Malaysia	1,131.4	(653.2)	2,183.5	896.2
Other	–	(158.6)	(1.3)	(250.0)
Total exploration and production	2,934.7	(2,010.9)	5,422.7	1,189.8
Corporate and other	98.4	(244.9)	53.4	(164.8)
Revenue/income (loss) from continuing operations	3,033.1	(2,255.8)	5,476.1	1,025.0
Discontinued operations, net of tax	–	(15.0)	–	(119.4)
Total revenues/net income (loss)	$3,033.1	(2,270.8)	5,476.1	905.6

Note:Corporate and other above includes unallocated administrative expenses, interest income and net interest expense, the impacts of foreign exchange, and income taxes associated with these income and expense items.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (Unaudited)
THREE MONTHS ENDED DECEMBER 31, 2015 AND 2014

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended December 31, 2015
Oil and gas sales and other revenues	$298.6	70.6	50.6	233.9	–	653.7
Lease operating expenses	64.7	21.5	41.3	61.1	–	188.6
Severance and ad valorem taxes	9.4	1.2	1.1	–	–	11.7
Depreciation, depletion and amortization	172.7	40.2	13.4	69.7	1.3	297.3
Accretion of asset retirement obligations	5.3	2.1	1.3	4.5	–	13.2
Deepwater rig contract exit costs	282.0					282.0
Impairment of assets	184.2	–	–	8.0	–	192.2
Exploration expenses
Dry holes	166.7	–	–	15.6	(5.9)	176.4
Geological and geophysical	0.8	–	–	6.7	11.7	19.2
Other	1.6	0.2	–	–	8.7	10.5
	169.1	0.2	–	22.3	14.5	206.1
Undeveloped lease amortization	10.7	2.0	–	–	0.3	13.0
Total exploration expenses	179.8	2.2	–	22.3	14.8	219.1
Selling and general expenses	19.9	7.1	0.2	1.2	12.5	40.9
Other expenses	(1.7)	–	–	(1.3)	–	(3.0)
Results of operations before taxes	(617.7)	(3.7)	(6.7)	68.4	(28.6)	(588.3)
Income tax provisions (benefits)	(220.1)	(2.5)	(2.2)	19.6	(0.8)	(206.0)
Results of operations (excluding corporate overhead and interest)	$(397.6)	(1.2)	(4.5)	48.8	(27.8)	(382.3)

Three Months Ended December 31, 2014
Oil and gas sales and other revenues	$536.0	148.2	88.5	591.3	(1.1)	1,362.9
Lease operating expenses	103.4	37.2	53.7	82.0	–	276.3
Severance and ad valorem taxes	20.8	1.2	1.4	–	–	23.4
Depreciation, depletion and amortization	249.5	70.6	14.2	213.9	1.5	549.7
Accretion of asset retirement obligations	4.6	1.4	2.2	5.6	–	13.8
Impairment of assets	14.3	37.0	–	–	–	51.3
Exploration expenses
Dry holes	18.6	–	–	47.4	0.4	66.4
Geological and geophysical	3.8	0.4	–	0.8	19.2	24.2
Other	1.2	0.2	–	–	12.2	13.6
	23.6	0.6	–	48.2	31.8	104.2
Undeveloped lease amortization	12.9	4.6	–	–	1.2	18.7
Total exploration expenses	36.5	5.2	–	48.2	33.0	122.9
Selling and general expenses	23.4	5.3	0.1	3.9	17.9	50.6
Other expenses	3.7	.9	–	16.9	2.1	23.6
Results of operations before taxes	79.8	(10.6)	16.9	220.8	(55.6)	251.3
Income tax provisions (benefits)	28.0	7.6	3.1	(192.8)	(61.6)	(215.7)
Results of operations (excluding corporate overhead and interest)	$51.8	(18.2)	13.8	413.6	6.0	467.0

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (Unaudited)
TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Twelve Months Ended December 31, 2015
Oil and gas sales and other revenues	$1,253.6	346.3	203.4	1,131.4	–	2,934.7
Lease operating expenses	312.0	102.4	166.0	251.9	–	832.3
Severance and ad valorem taxes	55.9	4.8	5.1	–	–	65.8
Depreciation, depletion and amortization	794.9	211.2	50.7	544.9	6.2	1,607.9
Accretion of asset retirement obligations	20.2	7.2	5.4	15.9	–	48.7
Deepwater rig contract exit costs	282.0					282.0
Impairment of assets	329.1	683.6	–	1,480.5	–	2,493.2
Exploration expenses
Dry holes	241.3	–	–	29.7	25.8	296.8
Geological and geophysical	8.6	–	–	7.9	33.4	49.9
Other	8.3	0.7	–	–	39.8	48.8
	258.2	0.7	–	37.6	99.0	395.5
Undeveloped lease amortization	59.2	14.4	–	–	1.8	75.4
Total exploration expenses	317.4	15.1	–	37.6	100.8	470.9
Selling and general expenses	88.1	25.5	1.0	5.8	56.8	177.2
Other expenses	6.7	43.9	–	15.9	12.1	78.6
Results of operations before taxes	(952.7)	(747.4)	(24.8)	(1,221.1)	(175.9)	(3,121.9)
Income tax provisions (benefits)	(337.0)	(191.2)	2.4	(567.9)	(17.3)	(1,111.0)
Results of operations (excluding corporate overhead and interest)	$(615.7)	(556.2)	(27.2)	(653.2)	(158.6)	(2,010.9)

Twelve Months Ended December 31, 2014
Oil and gas sales and other revenues	$2,196.4	652.2	391.9	2,183.5	(1.3)	5,422.7
Lease operating expenses	345.5	160.3	233.8	350.3	–	1,089.9
Severance and ad valorem taxes	96.5	5.6	5.1	–	–	107.2
Depreciation, depletion and amortization	840.7	262.7	54.0	735.0	5.1	1,897.5
Accretion of asset retirement obligations	17.5	6.0	9.2	18.1	–	50.8
Impairment of assets	14.3	37.0	–	–	–	51.3
Exploration expenses						–
Dry holes	92.1	–	–	47.4	130.5	270.0
Geological and geophysical	23.5	0.7	–	1.3	74.0	99.5
Other	14.2	1.0	–	–	54.5	69.7
	129.8	1.7	–	48.7	259.0	439.2
Undeveloped lease amortization	50.1	19.4	–	–	4.9	74.4
Total exploration expenses	179.9	21.1	–	48.7	263.9	513.6
Selling and general expenses	95.2	26.7	0.9	15.7	73.5	212.0
Other expenses	4.9	1.0	–	16.9	2.1	24.9
Results of operations before taxes	601.9	131.8	88.9	998.8	(345.9)	1,475.5
Income tax provisions (benefits)	214.8	42.4	21.8	102.6	(95.9)	285.7
Results of operations (excluding corporate overhead and interest)	$387.1	89.4	67.1	896.2	(250.0)	1,189.8

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES (Unaudited)
(Dollars per barrel of oil equivalents sold)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

United States – Eagle Ford Shale
Lease operating expense	$8.46	14.07	10.27	11.25
Severance and ad valorem taxes	1.79	3.52	2.50	4.64
Depreciation, depletion and amortization (DD&A) expense	24.66	27.10	26.71	27.87

United States – Gulf of Mexico
Lease operating expense	$10.39	6.80	9.42	11.73
Severance and ad valorem taxes	0.02	0.01	0.01	0.02
DD&A expense	22.13	29.92	22.60	27.47

Canada – Conventional operations
Lease operating expense	$5.18	8.32	6.18	10.37
Severance and ad valorem taxes	0.29	0.27	0.29	0.36
DD&A expense	9.70	15.78	12.74	17.00

Canada – Synthetic oil operations
Lease operating expense	$34.32	43.13	38.88	53.39
Severance and ad valorem taxes	0.90	1.11	1.20	1.16
DD&A expense	11.14	11.41	11.90	12.32

Malaysia
Lease operating expense – Sarawak	$6.47	4.84	7.82	7.91
– Block K	12.38	14.27	13.20	15.04
DD&A expense – Sarawak	8.02	21.49	18.78	20.30
– Block K	13.52	28.32	26.25	26.79

Total Oil and Gas Operations
Lease operating expense	$9.90	11.91	10.87	13.31
Severance and ad valorem taxes	0.61	1.01	0.86	1.31
DD&A expense	15.62	23.69	21.00	23.16

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA (Unaudited)
(Millions of dollars)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Capital expenditures – continuing operations
Exploration and production
United States	$347.5	492.4	1,521.3	2,158.5
Canada	44.3	130.6	185.6	447.6
Malaysia	82.5	256.2	282.1	866.7
Other	21.4	35.3	138.2	269.7
	495.7	914.5	2,127.2	3,742.5

Corporate	22.4	8.9	59.9	14.5
Total capital expenditures – continuing operations	518.1	923.4	2,187.1	3,757.0

Charged to exploration expenses*
United States	169.1	23.6	258.2	129.8
Canada	0.2	0.6	0.7	1.7
Malaysia	22.3	48.2	37.6	48.7
Other	14.5	31.8	99.0	259.0
Total charged to exploration expenses	206.1	104.2	395.5	439.2

Total capitalized – continuing operations	$312.0	819.2	1,791.6	3,317.8

*Excludes amortization of undeveloped leases of	$13.0	18.7	75.4	74.4

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
(Millions of dollars)

	December 31, 2015		December 31, 2014[1]

Assets
Cash and cash equivalents	$283.2		$1,193.3
Canadian government securities	173.3		461.3
Other current assets	991.9		1,624.5
Property, plant and equipment – net	9,818.4		13,331.1
Other long-term assets	225.3		113.5
Total assets	$11,492.1		$16,723.7

Liabilities and Stockholders' Equity
Current maturities of long-term debt	$18.9		$465.4
Other current liabilities	1,646.9		2,682.5
Long-term debt	3,040.6	[2]	2,517.6
Other long-term liabilities	1,462.4		2,484.8
Total stockholders' equity	5,323.3		8,573.4
Total liabilities and stockholders' equity	$11,492.1		$16,723.7

     1 Reclassified to current presentation.

     2 Includes a  capital lease on production equipment of $209.8 million at December 31, 2015 and $291.2 million at December 31, 2014.

MURPHY OIL CORPORATION
STATISTICAL SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net crude oil and condensate produced – barrels per day	119,017	162,018	126,400	142,408
United States – Eagle Ford Shale	44,069	51,115	47,325	45,534
– Gulf of Mexico	13,105	17,632	13,794	14,366
Canada – light	148	76	115	47
– heavy	3,869	7,342	5,341	7,411
– offshore	7,442	10,368	7,421	8,758
– synthetic	13,089	13,530	11,699	11,997
Malaysia[1] – Sarawak	13,925	22,309	15,249	20,274
– Block K	23,370	39,646	25,456	34,021

Net crude oil and condensate sold – barrels per day	125,622	154,873	128,369	140,713
United States – Eagle Ford Shale	44,068	51,115	47,326	45,534
– Gulf of Mexico	13,105	17,632	13,794	14,366
Canada – light	148	76	115	47
– heavy	3,869	7,342	5,341	7,411
– offshore	6,895	9,334	7,151	8,789
– synthetic	13,089	13,530	11,699	11,997
Malaysia[1] – Sarawak	12,838	16,146	16,360	19,991
– Block K	31,610	39,698	26,583	32,578

Net natural gas liquids produced – barrels per day	9,651	11,191	10,234	9,239
United States – Eagle Ford Shale	7,006	6,871	7,558	5,778
– Gulf of Mexico	1,931	3,451	1,998	2,596
Canada	12	31	10	25
Malaysia[1] – Sarawak	702	838	668	840

Net natural gas liquids sold – barrels per day	9,297	11,638	10,172	9,385
United States – Eagle Ford Shale	7,006	6,871	7,558	5,778
– Gulf of Mexico	1,931	3,451	1,998	2,596
Canada	12	31	10	25
Malaysia[1] – Sarawak	348	1,285	606	986

Net natural gas sold – thousands of cubic feet per day	432,509	513,951	427,614	445,956
United States – Eagle Ford Shale	35,636	37,762	38,304	33,370
– Gulf of Mexico	37,369	67,769	49,068	55,101
Canada	204,599	190,916	196,774	156,478
Malaysia[1] – Sarawak	134,442	176,653	121,650	168,712
– Block K	20,463	40,851	21,818	32,295

Total net hydrocarbons produced – equivalent barrels per day[2]	200,753	258,868	207,903	225,973
Total net hydrocarbons sold – equivalent barrels per day[2]	207,004	252,170	209,809	224,424

1The Company sold 20% of its interest in Malaysia properties on December 18, 2014 and sold an additional 10% on January 29, 2015.  This table includes volumes for these sold interests through the date of disposition. Total production volumes during the three-month and twelve-month periods in 2014 for these 30% volumes sold were approximately 27,700 and 26,100 barrels of oil equivalent per day, respectively.

2Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION
STATISTICAL SUMMARY (Continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$44.46	78.43	48.14	90.67
– Gulf of Mexico	38.27	72.96	46.80	91.18
Canada[1] – light	36.61	63.19	41.06	83.43
– heavy	15.50	46.46	23.28	54.18
– offshore	38.18	69.97	50.54	95.95
– synthetic	42.05	71.07	47.56	89.51
Malaysia – Sarawak[2]	44.25	67.87	50.13	84.78
– Block K2	44.50	66.49	51.50	86.50

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$10.08	18.95	11.18	25.79
– Gulf of Mexico	11.68	21.96	12.82	28.93
Canada[1]	–	41.17	22.31	66.19
Malaysia – Sarawak[2]	45.15	79.87	50.55	75.18

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$1.74	3.55	2.24	3.99
– Gulf of Mexico	1.88	3.49	2.36	3.98
Canada[1]	2.13	3.22	2.35	3.60
Malaysia – Sarawak[2]	3.81	5.52	4.23	5.71
– Block K	0.23	0.24	0.23	0.24

1U.S. dollar equivalent.

2Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS
AS OF DECEMBER 31, 2015

			Volumes	Price	Remaining Period
Area	Commodity	Type	(Bbl/d)	(USD/Bbl)	Start Date	End Date
United States	WTI	Fixed price derivative swap	20,000	$52.01	1/1/2016	12/31/2016

			Volumes	Price	Remaining Period
Area	Commodity	Type	(MMcf/d)	(CAD/Mcf)	Start Date	End Date
Western Canada	Natural Gas	Fixed price forward sales	59	C$3.19	1/1/2016	12/31/2016

MURPHY OIL CORPORATION
FIRST QUARTER 2016 GUIDANCE

	Liquids	Gas
	BOPD	MCFD
Production – net
U.S. – Eagle Ford Shale	49,000	34,000
– Gulf of Mexico	16,000	26,000

Canada – Seal heavy	3,000	2,000
– Montney	–	203,500
– Offshore	8,000	–
– Synthetic	13,000	–

Malaysia – Sarawak	13,000	112,500
– Block K	24,000	18,000
	126,000	396,000

Total net production (BOEPD)	190,000 to 194,000

Total net sales (BOEPD)	190,000

Realized oil prices ($ per barrel):
Malaysia – Sarawak	$32.65
– Block K	$32.23

Realized natural gas price ($ per MCF):
Malaysia – Sarawak	$3.25

Exploration expense	$22 million

FULL YEAR 2016 GUIDANCE

Total production (BOEPD)	180,000 to 185,000

Capital expenditures	$825 million